SEVERANCE BENEFITS AGREEMENT


        AGREEMENT, dated as of March 28, 1997, between KRANZCO REALTY TRUST, a Maryland real estate investment trust with offices at 128 Fayette Street, Conshohocken, Pennsylvania 19428 (the "Company"), and Bengt Danielsson, an individual residing at 1151 Maplecrest Drive, Gladwyne, Pennsylvania 19035 (the "Executive").

        WHEREAS, the Company has employed the Executive as an employee of the Company to perform certain services to the Company upon terms and conditions which the parties hereto have previously agreed (the "Services");

        WHEREAS, the Company recognizes that the Executive's contributions to the past and future growth of the Company has been substantial; and

        WHEREAS, to induce the Executive to remain in the employ of the Company, the parties hereto desire to set forth certain severance benefits which the Company will pay to the Executive in the event of a Change in Control of the Company (as defined in Section 2 hereof).

        IT IS AGREED:

1. TERM. This Agreement shall commence on the date hereof and shall terminate upon the earlier of (a) the date on which the Company has satisfied all of its obligations hereunder, or (b) the date on which the Executive is no longer an employee of the Company for any reason whatsoever including, without limitation, termination without cause. Notwithstanding the termination of this Agreement subsequent to a Change in Control of the Company, in the event that the Executive is an employee of the Company at the moment immediately prior to a Change in Control of the Company, the Executive shall be entitled to receive all benefits described hereunder and the provisions hereof related thereto shall survive such termination.

2. CHANGE IN CONTROL OF THE COMPANY. For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to occur if:

        (i) there shall have occurred a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof, whether or not the Company is then subject to such reporting requirement, provided, however, that there shall not be deemed to be a Change in Control of the Company if immediately prior to the occurrence of what would otherwise be a Change in Control of the Company (a) the Executive is the other party to the transaction (a "Control of the Company Event") that would otherwise result in a Change in Control of the Company or (b) the Executive is an Executive officer, trustee, director or more than 5% equity holder of the other party to the Control of the Company Event or of any entity, directly or indirectly, controlling such other party;

        (ii) the Company merges or consolidates with, or sells all or substantially all of its assets to, another company (each, a "Transaction"), provided, however, that a Transaction shall not be deemed to result in a Change in Control of the Company if (a) immediately prior thereto the circumstances in
(i)(a) or (i)(b) above exist, or (b) (1) the shareholders of the Company, immediately before such Transaction own, directly or indirectly, immediately following such Transaction in excess of fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Transaction (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction and (2) the individuals who were members of the Company's Board of Trustees immediately prior to the execution of the agreement providing for such Transaction constitute at least a majority of the members of the board of directors or the board of trustees, as the case may be, of the Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Surviving Corporation; or

        (iii) the Company acquires assets of another company or a subsidiary of the Company merges or consolidates with another company (each, an "Other Transaction") and (a) the shareholders of the Company, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction 50% or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the "Other Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Other Transaction or (b) the individuals who were members of the Company's Board of Trustees immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors or the board of trustees, as the case may be, of the Other Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Other Surviving Corporation, provided, however, that an Other Transaction shall not be deemed to result in a Change in Control of the Company if immediately prior thereto the circumstances in (i)(a) or (i)(b) above exist.

3. COMPENSATION UPON A CHANGE IN CONTROL OF THE COMPANY. If the Executive is an employee of the Company at the moment immediately prior to a Change in Control of the Company, the Executive shall be entitled to receive the compensation set forth below.

(a) The Company shall pay to the Executive, not later than the third business day following the date of any Change in Control of the Company, a lump sum severance payment (the "Severance Payment") equal to the Base Amount (as defined below). For purposes of this Section 3(a), the Base Amount shall mean the Executive's annual compensation during the calendar year period preceding the calendar year in which the Change in Control of the Company occurs. For purposes of determining annual compensation in the preceding sentence, there shall be included (i) all base salary and bonuses paid or payable to the Executive by the Company with respect to the preceding calendar year, (ii) all grants of restricted common shares of beneficial interest of the Company (the "Shares"), if any, with respect to such preceding calendar year, which Shares shall be valued based on their date of grant Fair Market Value (as defined in Section 9.2 of the Company's 1995 Incentive Plan or any other plan or agreement pursuant to which they are issued), and (iii) the fair market value of any other property or rights given or awarded to the Executive by the Company with respect to such preceding calendar year.

(b) Any Shares now or hereafter issued to the Executive pursuant to any restricted Share grant shall vest immediately prior to the date of a Change in Control of the Company and no longer be subject to repurchase or any other forfeiture restrictions.

(c) The Company shall maintain in full force and effect for the Executive's continued benefit for 18 months following a Change in Control of the Company, all life, accident, medical and dental insurance benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to the date of a Change in Control of the Company; provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans and programs. At the end of the period of coverage, the Executive shall have the option to have assigned to him at no cost to the Executive and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Company and relating specifically to the Executive.

(d) (i) The Executive shall be entitled to receive additional compensation in the form of cash equal to, on the date of a Change in Control of the Company and with respect to each Option to purchase Shares held by the Executive whether or not such Option has vested or is exercisable on such date (an "Option"), the number of Shares underlying the Option, multiplied by the amount, if any, that the exercise price of the Option or the Closing Share Value (as defined below), whichever is less, exceeds the Initial Share Value (as defined below).

        (ii)  With respect to each Option, in the event that the Closing
Share Value is greater than the exercise price of such Option, then the Executive can (1) retain the Option, or (2) forfeit the Option and receive, in exchange therefor, a cash payment equal to the number of Shares underlying the Option multiplied by the amount that the Closing Share Value exceeds the exercise price of the Option.

        (iii) For purposes of this subsection (d), the "Initial Share Value" of an Option shall mean the average of the Closing Prices of the Shares for the period commencing on the 180th day prior to the date of the Change in Control of the Company and ending on the 150th day prior to the date of the Change in Control of the Company, and the "Closing Share Value" shall mean the Closing Price of the Shares on the date of the Change in Control of the Company. For purposes of this subsection (d), the "Closing Price" of a Share on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the highest bid and lowest ask prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer used, the principal other automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making the market in the Shares as such person is selected from time to time by the Board of Trustees of the Company.

(e) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 3 be reduced by any compensation earned by him as the result of employment by another employer or by retirement benefits after the date of termination, or otherwise, except as specifically provided in this Section 3.

        4. SCALE-BACK. To the extent any benefits to be granted to the Executive hereunder constitute a "parachute payment" (within the meaning of Section 280G(b)(2) of the Code), and the Executive would otherwise be liable for an excise tax pursuant to Code Section 4999, there shall be a reduction in the benefits payable or available to the Executive hereunder such that the total parachute payments will be less than three (3) times the Executive's "base amount" (within the meaning of Section 280G(b)(3) of the Code) with the result that the excise tax under Code Section 4999 will not be payable; provided, however, that such reduction shall occur only if the Executive shall realize a greater after tax economic benefit by making such reduction than if no reduction was made.

4. EXPENSES. (a) The Company shall pay or reimburse the Executive, as the case may be, for all legal and accounting fees and expenses incurred by the Executive in connection with the structuring, negotiation and preparation of this Agreement.

            (b) The Company shall pay or reimburse the Executive, as the case may be, for all legal fees and related expenses (including the costs of experts, evidence and counsel) paid by the Executive as a result of (i) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement, or
(ii) any action taken by the Company against the Executive in enforcing the Company's rights hereunder; provided, however, that the Company shall reimburse the legal fees and related expenses described in this subsection 4(b) only if and when a final judgement has been rendered in favor of the Executive and all appeals related to any such action have been exhausted.

5. NO EMPLOYMENT RIGHTS OR OBLIGATIONS. Nothing contained herein shall confer upon the Executive the right to continue in the employment or service of the Company or any subsidiary or affiliate of the Company or affect any right that the Company or any subsidiary or affiliate of the Company may have to terminate the employment or service of the Executive at any time for any reason.

6. GOVERNING LAW; ARBITRATION. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Maryland, without regard to Maryland's conflicts of law principles. Any dispute or controversy arising under this Agreement, or out of the interpretation hereof, or based upon the breach hereof, shall be resolved by arbitration held at the offices of the American Arbitration Association in the City of Philadelphia in accordance with the rules and regulations of such association prevailing at the time of the demand for arbitration by either party hereto, and the decision of the arbitrator or arbitrators shall be final and binding upon both parties hereto, provided, however, that the arbitrator or arbitrators shall only have the power and authority to interpret, and not to modify or amend, the terms and provisions hereof. Judg-ment upon an award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Notwith-standing anything contained in this Section 6, either party shall have the right to seek preliminary injunctive relief in any court in the City of Philadelphia in aid of, and pending the final decision in, the arbitration proceeding.

7. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties and is intended to supersede all prior negotiations, understandings and agree-ments with respect to the subject matter hereof. No provision of this Agreement may be waived or changed, except by a writing signed by the party to be charged with such waiver or change.

8. SUCCESSORS; BINDING AGREEMENT. This Agreement shall inure to the benefit of, be binding upon and be enforceable by the Company, its successors and assigns and the Executive, and the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and lega-tees.

9. NOTICES. All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when given by telex, telegram or mailgram, or when mailed first class postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to receive the same at his or its address above set forth, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this
Section 9. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

10. SEVERABILITY. If any provision in this Agreement is determined to be invalid, it shall not affect the validity or enforceability of any of the other remaining pro-visions hereof.

11. EXCULPATION. This Agreement and all documents, agreements, understandings and arrangements relating to the matters described herein have been executed by the undersigned in his/her capacity as an officer or trustee of the Company which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of the Company, as amended, and not individually, and neither the trustees, officers or shareholders of the Company shall be bound or have any personal liability hereunder or thereunder. The Executive shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the trustees, officers or shareholders of the Company or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.
        IN WITNESS WHEREOF, the parties hereto have exe-cuted this Agreement as of the date first above written.


                     KRANZCO REALTY TRUST


                                   By:  /s/ Norman M. Kranzdorf

EXECUTIVE:


/s/ Bengt Danielsson